COLLATERAL AGREEMENT
                                  [Third Party]


         In consideration of one or more loans, letters of credit or other financial accommodations extended by THE CHASE MANHATTAN BANK or any of its subsidiaries or affiliates (the "Bank"), to MELCHIZEDEK DEVELOPMENTS LTD, a Jamaican entity (the "Obligor"), the undersigned and the Bank agree as follows:

         1. Definitions.

         "Collateral" means: (i) the Deposits, Securities and Account Assets (as defined below) that are listed on Exhibit A; (ii) all additions to, and proceeds, renewals, investments, reinvestments, and substitutions of, the foregoing, whether or not listed on Exhibit A; (iii) all certificates, receipts and other instruments evidencing any of the foregoing. Notwithstanding anything to the contrary in this Agreement, "Collateral" shall not include any securities issued by an affiliate of the Bank, including any of the VISTA family of funds.

         "Deposits" means the deposits of the undersigned with the Bank (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank).

         "Securities" means the stocks, bonds and other instruments and securities, whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank or any other custodian, trustee or Clearing System or held by any party as a financial intermediary or securities intermediary (the
"Intermediary").

         "Account Assets" means all Deposits, Securities, securities entitlements and any other assets held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other custodian, trustee or Clearing System or held by any Intermediary (all of which shall be considered "financial assets" under the UCC).

         "Clearing System" means the Depository Trust Company ("DTC") Cedel Bank, societe anonyme, the Euroclear system and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.

         "Liabilities" means indebtedness, obligations and liabilities of any kind of the Obligor or of the undersigned to the Bank, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, and costs and expenses incurred by the Bank in connection with the Collateral, this Agreement or any Liability Document.

         "Liability Document" means any instrument, agreement or document evidencing or delivered in connection with the Liabilities, including, but not limited to, joint and several guaranties of Michael Arison, TAF Management Company as Successor Trustee ("Trustee") of the Declaration of Continued Trust for Michael Arison, dated December 26, 1991, as amended by Order, dated December 21, 1992, as further amended by Order, dated March 16, 1999 ("Trust"), Jeffrey Everton Myrie and Lana Elizabeth Myrie.

         "UCC" means the Uniform Commercial Code in effect in the State of New York. Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

         2. Grant of Security Interest. As security for the payment of all the Liabilities, the undersigned pledges, transfers and assigns to the Bank and grants to the Bank a security interest in and right of setoff against, the Collateral.

         3. Agreements of the Undersigned and Rights of the Bank. The undersigned agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

         (a) Deposits. The Bank may: (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; (iv) in all respects deal with the Deposits as the owner; provided that, as to (ii) through (iv), until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

         (b) Securities. The Bank may: (i) transfer to the account of the Bank any Securities whether in the possession of, or registered in the name of, any Clearing System or held otherwise; (ii) transfer to the account of the Bank with any Federal Reserve Bank any Securities held in book entry form with any such Federal Reserve Bank; and (iii) transfer to the name of the Bank or its nominee any Securities registered in the name of the undersigned and held by the Bank and complete and deliver any necessary stock powers or other transfer instruments; provided that until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement or if such Securities are held in a custody, investment management or similar account.

         The undersigned grants to the Bank an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities; provided that until the occurrence of a Default the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

         All payments, distributions and dividends in securities, property or cash shall be paid directly to and, at the discretion of the Bank, retained by the Bank and held by it, until applied as provided in this Agreement, as additional Collateral; provided that until the occurrence of a Default, interest on Deposits and cash dividends on Securities paid in the ordinary course will be paid to the undersigned.

         (c) General. The Bank may, in its name, or in the name of the undersigned: (i) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so); (iii) make any notification (to the issuer of any certificate or Security, or otherwise, including giving any notice of exclusive control to the Intermediary) or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral; (iv) issue entitlement orders with respect to any of the Collateral.

         The undersigned agrees that it will not file or permit to be filed any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party, consent or be a party to any securities account control agreement or other similar agreement with any Intermediary (an "Account Control Agreement") to which the Bank is not also a party or sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, or otherwise encumber the Collateral. At the request of the Bank the undersigned agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve the security interest and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations. Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned's rights in any item of the Collateral. The undersigned releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto.

         The rights granted to the Bank pursuant to this Agreement are in addition to the rights granted to the Bank in any custody, investment management, trust, Account Control Agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.

         4. Loan Value of the Collateral. The undersigned agrees that at all times the amount of the Liabilities may not exceed fifty percent (50%) of the aggregate Loan Value of the Collateral. The undersigned will, at the Bank's option, either supplement the Collateral or make, or cause to be made, any payment under the Liabilities to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision. "Loan Value" means the value assigned by the Bank from time to time, in its sole reasonable discretion, to each item of the Collateral.

         5. Currency Conversion. For calculation purposes, any currency in which the Collateral is denominated (the "Collateral Currency") will be converted into the currency of the Liabilities (the "Liability Currency") at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Bank at such place as the Bank deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Bank on the basis of the Bank's last quoted spot rate) or another prevailing rate that the Bank deems more appropriate.

         6. Representations and Warranties. The undersigned represents and warrants:

         (a) the undersigned is the sole owner of the Collateral;

         (b) the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement;

         (c) no authorizations, consents or approvals and no notice to or filing with any governmental authority or regulatory body is required for the execution and delivery of this Agreement or the exercise by the Bank of its rights and remedies;

         (d) the execution, delivery and performance of this Agreement will not violate any provisions of applicable law, regulation or order and will not result in the breach of, or constitute a default, or require any consent under, any agreement, instrument or document to which the undersigned is a party or by which it or any of its property may be bound or affected;

         (e) as to Deposits and Account Assets, the undersigned has not withdrawn, canceled, been repaid or redeemed all or any part of any Deposits or Account Assets and there is no such pending application;

         (f) as to Securities, the Securities have been duly authorized and are fully paid and non-assessable, there are no restrictions on pledge of the Securities by the undersigned nor on sale of the Securities by the Bank (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) and the Securities are fully marketable by the Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements (subject in the case of this Section 6(f) to the Bank's not being an affiliate of the issuer of the Securities at the time of sale or within three (3) months thereof);

         (g) the Trust is a valid and existing common law trust governed, as to matters of trust administration, by the laws of the State of Delaware; TAF Management Company is the sole trustee of the Trust ("Trustee") and has been duly appointed as such;

         (h) Trustee has delivered to the Bank a true, complete and accurate copy of the Trust Agreement, to which there have been no amendments or modifications since December 21, 1992 nor has the Trust been terminated;

         (i) the Trustee has the legal capacity and full power and authority to execute, deliver, and perform its obligations under, and to bind the Trust to perform its obligations under, the Liability Documents, and to execute and deliver any and all documents and instruments in connection therewith;

         (j) the Liability Documents have been duly executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee and the Trust, enforceable against the Trustee and the Trust in accordance with their terms, except as enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity;

         (k) the execution, delivery and performance by the Trustee of the Liability Documents and all other documents contemplated hereby or thereby, do not and will not (i) conflict with or constitute a breach of, or default under, the Trust Agreement or other organizational documents of the Trust; or (ii) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the property or assets of the Trust pursuant to any other agreement or instrument (other than any pledge of or security interest granted in any collateral pursuant to any Liability Document) to which the Trustee is a party or is bound or by which its properties may be bound or affected; or (iii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee or the Trust;

         (l) there are no actions, suits, investigations or proceedings pending or threatened at law, in equity, in arbitration or by or before any other authority involving or affecting: (i) the Trustee or the Trust that, if adversely determined, are likely to have a material adverse effect on the prospects or condition of the Trustee or the Trust; (ii) any material part of the assets or properties of the Trust or any part of the collateral (if any) under any Liability Document, or (iii) any of the transactions contemplated in Liability Documents. There are currently no material judgments entered against the Trustee or the Trust and the Trustee and the Trust are not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the Trustee or the Trust.

         7. Default. Each of the following is a default ("Default"): (i) any sum payable on any of the Liabilities is not paid when due; (ii) any representation and warranty of the undersigned or any party liable on or for any of the Liabilities (including but not limited to the Obligor, a "Liability Party") in this Agreement or in any Liability Document shall prove to have been incorrect in any material respect on or after the date hereof; (iii) the undersigned or any Liability Party fails to perform or observe any term, covenant, or condition under this Agreement or under any Liability Document; (iv) any indebtedness of the undersigned or any Liability Party or interest or premium thereon is not paid when due (whether by scheduled maturity, acceleration, demand or otherwise); (v) the undersigned or any Liability Party: (a) is generally not, or is unable to, or admits in writing its inability to, pay its debts as its debts become due; (b) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (c) commences any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (d) has any such petition filed, or any such proceeding has been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (e) has a receiver, custodian or trustee appointed for all or a substantial part of its property; or (f) takes any action effectuating, approving or consenting to any of the events described in this section (v); (vi) the undersigned or any Liability Party shall die, dissolve or for any reason cease to be in existence or merge or consolidate; or if the undersigned or any Liability Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member, respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate; provided, however, the death of Michael Alan Arison, a guarantor of the repayment of the Liabilities, shall not constitute an Event of Default so long as, prior to the expiration of any estate claims period, his heirs or personal representative shall pay off the Liabilities or, in the absolute discretion of the Bank, are permitted to assume the payment of the Liabilities; (vii) the undersigned or any Liability Party is involved in a proceeding relating to, or which may result in, a forfeiture of all or a substantial part of the undersigned's or any Liability Party's assets or a material judgment is entered against the undersigned or any Liability Party; (viii) there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the undersigned or any Liability Party; then, unless and to the extent that the Bank otherwise elects, the Bank will be entitled to exercise any of the rights and remedies under this Agreement.

         8. Remedies. On a Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned's basis or holding period for any Collateral.

         The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker's board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Bank or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives.

         The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency; (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects; (iii) invest such monies or proceeds on behalf of the undersigned; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.

         The undersigned will pay to the Bank all expenses (including reasonable attorneys' fees and legal expenses incurred by the Bank and the allocated costs of its in-house counsel) in connection with the exercise of any of the Bank's rights or obligations under this Agreement or the Liability Documents. The undersigned will take any action requested by the Bank to allow it to sell or dispose of the Collateral. Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the applicable Liability Party will remain liable for the payment in full of any unpaid balance of the Liabilities.

         9. Jurisdiction. The undersigned consents to the non-exclusive jurisdiction of the State and Federal courts sitting in the City of New York and agrees that suit may be brought against the undersigned in those courts or in any other jurisdiction where the undersigned or any of its assets may be found, and the undersigned irrevocably submits to the jurisdiction of those courts. The undersigned consents to the service of process by mailing copies of process to the undersigned at its most recent mailing address in the records of the Bank. The undersigned further agrees that any action or proceeding brought against the Bank may be brought only in a New York State or United States Federal court sitting in New York County.

         The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.

         10. Waiver of Jury Trial. THE UNDERSIGNED AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

         11. Notices. Unless otherwise agreed in writing, notices may be given to the Bank and the undersigned at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses listed on the signature page of this Agreement, or such other telecopier (and telephone) number or addresses communicated in writing by either party to the other. Notices to the Bank are effective on receipt.

         12. Unconditional Obligations. The undersigned's obligations under this Agreement are unconditional without regard to: (i) any lack of validity or enforceability of any of the Liabilities or any agreement or instrument relating to the Liabilities; (ii) any change in the time, manner or place of payment of, or in any other term of any of the Liabilities or any other amendment or waiver of, any agreement or instrument relating to the Liabilities; (iii) any release, exchange, perfection or non-perfection of any item of the Collateral or any release or amendment or waiver of any guaranty, subordination or other credit support for any of the Liabilities; (iv) the release or discharge in full or in part of any Obligor; (v) any other circumstance that might otherwise constitute a defense or discharge of the Obligor or a guarantor of the Liabilities or a party agreeing to subordinate its claim to the Liabilities; or (vi) any law, regulation or order now or later in effect affecting the Liabilities or any agreement or instrument relating to any of the Liabilities.

         13. Miscellaneous. (a) The Bank may assign any of the Collateral and any of its interests in this Agreement (and may assign the Liabilities to any party) and will be fully discharged from all responsibility as to the assigned Collateral. That assignee will have all the powers and rights of the Bank hereunder, but only as to the assigned Collateral.

         (b) No amendment or waiver of any provision of this Agreement nor consent to any departure by the undersigned will be effective unless it is in writing and signed by the undersigned and the Bank and will be effective only in that specific instance and for that specific purpose. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

         (c) The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the undersigned or any Liability Party.

         (d) The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

         (e) The term "undersigned" will include all signatories, if more than one, and the terms, covenants and conditions and the representations and warranties will be joint and several. The term "undersigned" will also include the heirs, executors, administrators, assigns and successors of the undersigned.

         (f) The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.

         (g) This Agreement is governed by and construed according to the laws of the State of New York.

         14. Year 2000. The undersigned represents that: Any reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) the undersigned's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the undersigned's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 1, 1999. The cost to the undersigned of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the undersigned (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a default under any Liability Document or a material adverse change in the undersigned's business, prospects or financial condition. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the undersigned are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the undersigned to conduct their respective business without a material adverse effect in such business, or the prospects or financial condition of such business.

         IN WITNESS WHEREOF, the undersigned has signed this Agreement as of the 12th day of April, 1999.

                                   TAF Management Company, as Successor
                                   Trustee under Declaration of
                                   Continued Trust for Michael Arison,
                                   dated December 26, 1991 as amended
                                   by Order, dated December 21, 1992


                                   By: /s/ Denison H. Hatch, Jr.
                                       -------------------------
                                       Denison H. Hatch, Jr., Vice President

                                   Address for notices:
                                   1201 North Market Street
                                   Wilmington, Delaware  19899-1347
                                   Attn:  Denison H. Hatch, Jr.
                                   Telecopier:      (302) 658-3989
                                   Telephone:       (302) 658-9200

ACCEPTED:

The Chase Manhattan Bank


By:

Name:

Title:


Address for notices to the Bank:

The Chase Manhattan Bank
1211 Avenue of the Americas
New York, New York  10036
Attn:  Arnold Wells
Telecopier:      (212) 596-3064
Telephone:       (212) 899-7313

                                                                       EXHIBIT A

                          DESCRIPTION OF THE COLLATERAL


1.       Deposits


       Type of                 Location
       Deposit                   (NY,                                          Maturity
       (CD, TD,                 IBF-NY,               Contract or              Opening
        etc.)                    etc.)              Certificate No.             Date                   Date              Amount
----------------------- ----------------------- ----------------------- ----------------------- ------------------- ----------------

2.       Stocks, Bonds and Other Instruments and Securities


  Nature of Security                               Number            Face Amount             Certificate
    or Obligation            Name of Issuer        of Units        (if Applicable)             Number
----------------------- ----------------------- -------------- ----------------------- -----------------------
Class A                  Carnival Corporation      100,000                                     CC5611
Common Stock                                       100,000                                     CC5612
                                                   100,000                                     CC5613

3. All Assets Held or To Be Held in the Following Custody or Subcustody Accounts, Safekeeping Accounts, Investment Management Accounts and/or Other Account with Intermediary


    Type of Account         Account Number          Entity/Location
----------------------- ----------------------- -----------------------